Exhibit 99.1

CONTACT:

Jane F. Casey
Chief Financial Officer
(203) 661-1926, ext. 6619

Susan Flinn
Investor Relations
(203) 661-1926, ext. 6630

BLYTH, INC. REPORTS 3rd QUARTER 2014 SALES AND EARNINGS

GREENWICH, CT, USA, October 31, 2014: Blyth, Inc. (NYSE: BTH), a direct to consumer company and leading designer and marketer of candles and accessories for the home and health, wellness and beauty products, household convenience items and personalized gifts sold through the direct selling and direct marketing channels, today reported sales and earnings for the third quarter of 2014. Net sales for the three months ended September 30, 2014 decreased approximately 6% to $90.8 million from $97.0 million for the comparable prior year period.

Blyth’s operating loss for the third quarter was $11.4 million this year versus a loss of $11.5 million last year. Net Earnings Attributable to Blyth, Inc. were $106.2 million for the three months ended September 30, 2014 compared to a loss of $8.5 million in the prior year period. Diluted Net Earnings per Share Attributable to Blyth, Inc. were $6.57 per share for the three months ended September 30, 2014 compared to a loss of $0.53 per share in the prior year period. During the third quarter, the Company recorded after-tax expenses of $0.04 per share related to the refinancing of its 6% Senior Notes and an after-tax profit from discontinued operations for ViSalus of $7.16 per share this year and $0.04 last year. Normalized earnings from continuing operations were a loss of $9.0 million, or $0.55 per share, in this year's third quarter versus a loss of $9.1 million, or $0.57 per share, in the comparable period last year.

Management will conduct an informal Question and Answer session on a conference call Monday, November 3, 2014 at 11:00 a.m. Eastern. The dial-in number is 877-870-4263, international participants use 412-317-0790. The webcast link is http://www.videonewswire.com/event.asp?id=100946. The call will be archived on www.blyth.com.

On September 2, 2014, the Company announced that it and the Founders and certain other preferred stockholders of its ViSalus network marketing subsidiary had reached an agreement to exchange all of the Redeemable Convertible Preferred Stock of ViSalus for shares of ViSalus Common Stock. The transaction reduced the Company's ownership in ViSalus from 80.9% to 10% and increased ViSalus's Founders and other preferred stockholders' ownership from 19.1% to 90%. In addition, the transaction extinguished the obligation of ViSalus to redeem the ViSalus Redeemable Convertible Preferred Stock on December 31, 2017

for an aggregate price of $143.2 million. The transaction was completed on September 4, 2014 and, as such, ViSalus's operating results have been presented as discontinued operations for all periods shown.

Commenting on the third quarter results, Robert B. Goergen, Jr., Chief Executive Officer noted, “Our third quarter results were affected by lower sales and profits in PartyLite North America and Europe as a direct result of the decline in Consultants in those markets. As we move past the ViSalus transaction and into the fourth quarter, which, as a seasonal business is our strongest quarter, we are focusing on initiatives and promotions to grow the Consultant base, expand the geographic footprint and help PartyLite Consultants worldwide grow their businesses."

Mr. Goergen continued, “At Silver Star Brands, sales of our health, wellness and beauty products continue to be strong and we expect our recent launch of i.s. INNOVATIVE SOLUTIONSTM, a performance line of skincare, to provide women with high quality beauty products as well as expand brand loyalty."

2014 Third Quarter Segment Performance

In the Candles & Home Décor segment, PartyLite sales were $60.7 million in the third quarter versus $67.5 million for the same period last year, a decline of 10%. This decline reflects the 11% year-over-year decline in Consultants to approximately 38,800. Australia continues to have double digit Consultant growth, which partially offset the lower levels of Consultants in many of the larger, more mature markets. PartyLite’s European sales during the quarter decreased 11% both in U.S. dollars and in local currency. PartyLite’s European active independent sales consultants totaled approximately 21,500 at the end of the third quarter, a 12% decline from the year-earlier period. PartyLite’s North American sales, comprised of the U.S. and Canada, declined 23% versus the prior year period. Active North American independent sales Consultants totaled approximately 11,900 at the end of the third quarter versus approximately 14,400 at the end of last year’s comparable quarter.

Third quarter operating loss for the Candles & Home Décor segment was $10.6 million versus a loss of $10.8 million in last year’s third quarter. Excluding allocated corporate expenses of $1.8 million this year and $2.5 million last year, PartyLite’s operating loss was $8.8 million this year versus $8.3 million last year.

Commenting on the performance of the Candles & Home Décor segment, Robert B. Goergen, Jr., Chief Executive Officer of Blyth and President, PartyLite Worldwide said, “In Europe, PartyLite Consultants continued to have difficulty booking parties and sponsoring new consultants in the third quarter, as evidenced by the results in our French and Nordic markets which were the largest contributors to the revenue decline. That said, we are encouraged by sales growth in our new markets, such as Italy, and continued growth in both sales and Consultants in the more established Australian market. We are focused on initiatives including email marketing, online sales and social media to establish ourselves as the premier social shopping experience in Europe."

Turning to North America, Mr. Goergen continued, "We continue to have a very strong product offering, most notably an exclusive line of products designed in collaboration with Jonathan Adler, the iconic potter-turned-home furnishings designer, as well as new fragrances in our popular Partylite's SmartScents and Brighter WorldTM candles. We have implemented a number of initiatives to stabilize the North American business and return to growth. This stabilization is a work in process and we will continue to invest in tools for our Consultants to recruit and remain engaged in this difficult economic environment."

In the Catalog & Internet segment, third quarter net sales increased 2% to $30.0 million from the prior year’s level of $29.5 million. Sales of health, wellness and beauty products were strong and more than offset lower sales of general merchandise and home decor. Third quarter operating loss in this segment was $0.8 million this year versus a loss of $0.7 million last year. Excluding allocated corporate expenses of $0.8 million this year and $0.9 million last year, Silver Star Brands’ operating profit was breakeven this year versus a profit of $0.2 million last year.

The sum of the individual and segment amounts may not equal the reported totals for the third quarter and nine months for Blyth overall due to rounding.

The summary reconciliation of unaudited Generally Accepted Accounting Principles (GAAP) earnings and earnings per share to Non-GAAP earnings and earnings per share presented in the attached table and the discussion of segment operating loss excluding certain items are included as additional references to assist investors in analyzing the Company's performance and should be considered in addition to, not as a substitute for, measures of financial performance prepared in accordance with GAAP. In presenting comparable results, the Company discloses non-GAAP financial measures when it believes such measures will be useful to investors in evaluating the Company’s underlying business performance. Management internally reviews the results of the Company excluding the impact of certain items as it believes that these non-GAAP financial measures are useful for evaluating the Company’s core operating results and facilitating comparison across reporting periods.

First Nine Months Fiscal Performance

Net Sales for the nine months ended September 30, 2014 declined 7% to $313.2 million versus $336.0 million for the comparable prior year period. Operating Loss for the first nine months was $13.7 million this year versus a loss of $16.0 million last year, the improvement principally driven by operational efficiencies at Silver Star Brands.

Net Earnings Attributable to Blyth, Inc. were $99.0 million for the nine months ended September 30, 2014 compared to a loss of $7.2 million in the prior year period. Diluted Earnings per Share Attributable to Blyth, Inc. were $6.13 for the nine months ended September 30, 2014 compared to a loss of $0.45 in the prior year period. For the first nine months, the Company recorded an expense of $0.04 for the aforementioned debt refinancing and an after-tax profit from discontinued operations for ViSalus of $6.93 per share this year and $0.40 per share last year. Normalized earnings from continuing operations were a loss of $12.4 million, or $0.77 per share versus a loss of $13.8 million, or $0.85 per share, in the comparable period last year.

Blyth, Inc., headquartered in Greenwich, CT, USA, is a direct to consumer business focused on the direct selling and direct marketing channels. It designs and markets candles and accessories for the home and also designs and markets health, wellness and beauty products, household convenience items and personalized gifts through the Catalog/Internet channel. Its products are sold direct to the consumer under the PartyLite® brand and to consumers in the catalog/Internet channel under the Miles Kimball®, Walter Drake®, Easy Comforts®, As We Change® and Exposures® brands.

Blyth, Inc. may be found on the Internet at www.blyth.com.

This press release contains “forward-looking statements” within the meaning of the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. Forward-looking statements are not assurances of future performance and can be identified by the fact that they do not relate to statements of historical or current facts. Forward-looking statements include statements concerning our plans, objectives, goals, strategies, future events or performance and underlying assumptions. Forward-looking statements often include words such as “anticipates,” “estimates,” “expects,” “projects,” “intends,” “plans,” “believes,” "will" and words of similar substance in connection with discussions of future operating or financial performance.

Examples of forward-looking statements in this press release include, among others, PartyLite's strategies to attract and retain consultants and help them grow their businesses; PartyLite’s initiatives to stabilize the North American business and return to growth; PartyLite’s plans to grow in new and established European markets; and, Silver Star Brands' growth opportunities and strategies to increase brand loyalty.

The Company’s forward-looking statements are based on management’s current beliefs, expectations and assumptions regarding the future of the Company’s business, strategies, plans and performance, the economy and other future conditions and future events, circumstances and results. Because forward-looking statements relate to the future, they are inherently susceptible to uncertainty, risks and changes in circumstances that are difficult to predict and many of which are outside our control. Our actual results and financial condition could differ materially from those expressed or implied in our forward-looking statements. Important factors that could cause our actual results to differ materially from the forward-looking statements include, (1) our ability to improve our financial and operational performance; (2) our obligation to redeem $50.0 million aggregate principal amount of our Senior Notes by the earlier of the date we obtain financing or March 4, 2015; (3) our ability to respond appropriately to changing consumer preferences and demand for our current and new products or product enhancements; (4) our dependence on sales by independent consultants and our ability to recruit, retain and motivate them; (5) the loss by PartyLite of a significant number of its consultants; (6) the attractiveness of PartyLite's compensation plans to current and prospective independent consultants; (7) our ability to influence or control our consultants; (8) federal, state and foreign regulations applicable to our products (including advertising and labeling), promotional programs and compensation plans; (9) susceptibility to excess and obsolete inventory due to changing consumer preferences; (10) adverse publicity directed at our products or business models, or those of similar companies; (11) product liability claims; (12) competition; (13) an economic downturn; (14) our ability to grow our business in existing and new markets, including risks associated with international operations; (15) legal actions by or against current or former independent consultants; (16) our reliance on third-party manufacturers for the supply of some of our products; (17) our ability to manufacture candles at required quantity and quality levels; (18) disruptions to transportation channels; (19) shortages or increases in the cost of raw materials; (20) our dependence on key employees; (21) taxes or assessments relating to the activities of our independent consultants for which we may be held responsible; (22) our ability to identify, consummate and integrate suitable acquisition candidates on favorable terms and conditions; (23) the covenants in the indenture that governs our 6.00% Senior Notes that limit our operating and financial flexibility, including, among other things, our ability to pay dividends and repurchase our common stock; (24) increased borrowing costs and reduced access to capital; (25) our ability to protect our intellectual property; (26) interruptions in our information-technology systems; (27) our storage of user and employee data; (28) information security or data breaches; (29) credit card and debit card fraud; (30) changes in our effective tax rate; (31) fluctuations in our periodic results of operations; (32) increased paper, mailing and shipping costs; (33) increased risk and write-offs associated with Silver Star Brands' credit program; (34) speculative trading and volatility in our stock price; (35) the failure of securities or industry analysts to publish research reports about our business, or the publication of negative reports about our business; (36) our compliance with the Sarbanes-Oxley Act of 2002, as well as other factors described in this press release and in the Company’s most recently filed Quarterly Report on Form 10-Q and other filings with the Securities and Exchange Commission.

For the reasons set forth above, investors should not place undue reliance on forward-looking statements. Any forward-looking statement made by us in this press release is based only on information currently available to us and speaks only as of the date on which it is made, even if subsequently made available by us on our website or otherwise. We do not assume any obligation to update the forward-looking statements provided to reflect events that occur or circumstances or new information that exists after the day on which they are made, except as provided by law.

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BLYTH, INC. AND SUBSIDIARIES
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
(In thousands, except per share data)
(Unaudited)
	Three months ended		Nine months ended
	September 30, 2014	September 30, 2013	September 30, 2014	September 30, 2013
		(As Adjusted)		(As Adjusted)
Net sales	$90,752	$97,029	$313,224	$336,024
Cost of goods sold	37,257	40,748	121,420	133,387
Gross profit	53,495	56,281	191,804	202,637
Selling	46,689	49,478	148,930	159,261
Administrative and other expense	18,228	18,351	56,564	59,398
Total operating expense	64,917	67,829	205,494	218,659
Operating loss	(11,422)	(11,548)	(13,690)	(16,022)

Other expense (income):
Interest expense	1,952	2,256	3,943	5,038
Interest income	(133)	(100)	(283)	(508)
Foreign exchange and other, net	380	(202)	468	(418)
Total other expense	2,199	1,954	4,128	4,112

Loss from continuing operations before income taxes and noncontrolling interest	(13,621)	(13,502)	(17,818)	(20,134)
Income tax benefit	(4,139)	(4,479)	(5,108)	(6,556)
Loss from continuing operations	(9,482)	(9,023)	(12,710)	(13,578)
Earnings (loss) from discontinued operations, net of income tax expenses	(4,088)	636	(7,886)	6,590
Gain on ViSalus recapitalization	119,832	—	119,832	—
Net earnings from discontinued operations	115,744	636	111,946	6,590
Net earnings (loss)	106,262	(8,387)	99,236	(6,988)
Less: Net earnings attributable to noncontrolling interests	89	83	264	244
Net earnings (loss) attributable to Blyth, Inc.	$106,173	$(8,470)	$98,972	$(7,232)

Basic:
Net loss from continuing operations	(0.59)	(0.57)	(0.80)	(0.85)
Net earnings from discontinued operations	7.17	0.04	6.95	0.40
Net earnings (loss) attributable to Blyth, Inc.	$6.58	$(0.53)	$6.15	$(0.45)
Weighted average number of shares outstanding	16,126	16,071	16,105	16,237

Diluted:
Net loss from continuing operations	(0.59)	(0.57)	(0.80)	(0.85)
Net earnings from discontinued operations	7.16	0.04	6.93	0.40
Net earnings (loss) attributable to Blyth, Inc.	$6.57	$(0.53)	$6.13	$(0.45)
Weighted average number of shares outstanding	16,168	16,071	16,152	16,237

BLYTH, INC. AND SUBSIDIARIES
Condensed Consolidated Balance Sheets
(In thousands)
(Unaudited)

	September 30, 2014	September 30, 2013
Assets		(As Adjusted)
Cash and Cash Equivalents	$50,744	$70,511
Short Term Investments	23,917	6,858
Accounts Receivable, Net	13,067	13,509
Inventories	58,116	64,460
Property, Plant & Equipment, Net	71,110	77,613
Other Assets	65,732	60,845
Discontinued Operations	—	68,764
Total Assets	$282,686	$362,560

Liabilities and Stockholders' Equity
Bank and Other Debt	$5,776	$6,058
Senior Notes	50,000	50,000
Other Liabilities	78,577	95,203
Discontinued Operations	—	174,987
Equity	148,333	36,312
Total Liabilities and Equity	$282,686	$362,560

Blyth, Inc.
Supplemental Non-GAAP Earnings (Loss) Per Share Measures
(In thousands, except per share data)
(Unaudited)

	Three months ended				Nine months ended
	September 30, 2014		September 30, 2013		September 30, 2014		September 30, 2013
	Dollars	Diluted EPS	Dollars	Diluted EPS	Dollars	Diluted EPS	Dollars	Diluted EPS

Non-GAAP normalized loss	$(8,959)	$(0.55)	$(9,106)	$(0.57)	$(12,362)	$(0.77)	$(13,822)	$(0.85)

Non-GAAP Adjustments:

Refinancing fees associated with debt modification	(612)	(0.04)	—	—	(612)	(0.04)	—	—

Income from discontinued operations, net of income taxes	115,744	7.16	636	0.04	111,946	6.93	6,590	0.40

GAAP Net earnings (loss)	$106,173	$6.57	$(8,470)	$(0.53)	$98,972	$6.13	$(7,232)	$(0.45)

This table is included as an additional reference to assist investors in analyzing the Company's performance and should be considered in addition to, not as a substitute for, measures of financial performance prepared in accordance with GAAP.

The sum of the individual amounts may not necessarily be equal to the totals due to rounding.